EXHIBIT 3.4 AMENDMENT NUMBER THREE TO THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ALION SCIENCE AND TECHNOLOGY CORPORATION Alion Science and Technology Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies pursuant to Section 242 of the DGCL that: FIRST: The name of the corporation is Alion Science and Technology Corporation (the “Corporation”). The date of filing of the Corporation’s original certificate of incorporation with the Secretary of State of the State of Delaware was October 10, 2001. The original name of the Corporation was Beagle Holdings, Inc. SECOND: The Board of Directors of the Corporation has duly adopted a resolution setting forth an amendment to the Corporation’s fourth amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and declaring its advisability. THIRD: The stockholders of the Corporation have duly approved such amendment in accordance with Sections 228 and 242 of the DGCL. FOURTH: Article “Fourth” of the Certificate of Incorporation is hereby amended by: A. striking the introductory sentence thereof (the sentence immediately prior to clause (a)) and replacing the same with the following: “The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Twenty-Nine Million (29,000,000) shares, of which:” B. striking the first clause of the first sentence of clause (a) thereof (up to and including the first comma of clause (a)) and replacing the same with the following: “Twenty-Four Million (24,000,000) shares shall be shares of common stock,” [Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Alion Science and Technology Corporation has caused this Amendment Number Three to the Fourth Amended and Restated Certificate of Incorporation of the Corporation to be signed under penalty of perjury by Bahman Atefi, the Corporation’s Chief Executive Officer, as his act and deed certifying that the facts stated herein are true this ____ day of December, 2014. __________________________________ Name: Bahman Atefi Title: Chief Executive Officer